EXHIBIT 95
MSHA CITATIONS AND LITIGATION

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act) was enacted. Section 1503 of the Dodd-Frank Act requires companies that are “operators” (as such term is defined in the Federal Mine Safety and Health Act of 1977 (the Mine Act)) to disclose certain mine safety information in each periodic report to the Securities and Exchange Commission. This information is related to the enforcement of the Mine Act by the Mine Safety and Health Administration (MSHA).
The Dodd-Frank Act and the subsequent implementing regulation issued by the SEC require disclosure of the following categories of violations, orders and citations: (1) Section 104 S&S Citations, which are citations issued for violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a mine safety or health hazard; (2) Section 104(b) Orders, which are orders issued upon a follow up inspection where the inspector finds the violation previously cited has not been totally abated in the prescribed time period; (3) Section 104(d) Citations and Orders, which are issued upon violations of mandatory health or safety standards caused by an unwarrantable failure of the operator to comply with the standards; (4) Section 110(b)(2) Violations, which result from the reckless and repeated failure to eliminate a known violation; (5) Section 107(a) Orders, which are given when MSHA determines that an imminent danger exists and results in an order of immediate withdrawal from the area of the mine affected by the condition; and (6) written notices from MSHA of a pattern of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of mine health or safety hazards under Section 104(e). In addition, the Dodd-Frank Act requires the disclosure of the total dollar value of proposed assessments from MSHA under the Mine Act and the total number of mining related fatalities.
The following disclosures are made pursuant to Section 1503.
During the three months ended June 30, 2024, none of our operations: (i) received any orders under Section 104(b), which are issued upon a follow up inspection where the inspector finds the violation previously cited has not been totally abated in the prescribed time period; (ii) received any citations or orders under Section 104(d), which are issued upon violations of mandatory health or safety standards caused by an unwarrantable failure of the operator to comply with the standards; (iii) had any flagrant violations under Section 110(b)(2); (iv) received notice from MSHA of a pattern of violations of mandatory health or safety standards under Section 104(e); or (v) had any mining related fatalities.

Exhibit 95 - Page 1

SECOND QUARTER 2024

The table below sets forth, by mine, the total number of citations and/or orders issued by MSHA during the period covered by this report under the indicated provisions of the Mine Act, together with the total dollar value of proposed assessments, if any, from MSHA, received during the three months ended June 30, 2024. Of our 290 active MSHA-regulated facilities during the quarter, we received 148 federal mine safety inspections at 140 facilities during the reporting period. Of our inspected facilities, 128 did not receive any reportable citations or orders.

Name of Operation	Number of Inspections	Total Number of S&S Citations	Mine Act § 104(b) Orders	Mine Act § 104(d) Citations and Orders	Mine Act § 110(b)(2) Violations	Mine Act § 107(a) Orders	Total Dollar Value of Proposed MSHA Assessments (thousands)	Total Number of Mining Related Fatalities	Received Written Notice under Mine Act § 104(e)
BROWNWOOD, TX	1	2	0	0	0	0	$0.0	0	No
DRILL SERVICES DEPT, AL	1	1	0	0	0	1	$0.0	0	No
EASTLAND, TX	1	1	0	0	0	0	$0.0	0	No
GOLD HILL, NC	1	1	0	0	0	0	$0.0	0	No
GRAND RIVERS, KY	1	1	0	0	0	0	$0.0	0	No
LEMONT, IL	1	1	0	0	0	0	$0.0	0	No
MCCOOK, IL	1	2	0	0	0	0	$0.0	0	No
NOTASULGA, AL	1	1	0	0	0	0	$0.0	0	No
QUINTON, NJ	1	1	0	0	0	0	$0.0	0	No
RICHMOND ROAD, KY	1	1	0	0	0	0	$0.3	0	No
SANGER, CA	1	1	0	0	0	0	$0.0	0	No
SHELBYVILLE, TN	1	1	0	0	0	0	$0.0	0	No
Other - 128	136	0	0	0	0	0	$0.0	0	No
Total	148	14	0	0	0	1	$0.3	0
The total dollar value of proposed assessments received during the three months ended June 30, 2024 for all other citations, as well as proposed assessments received during the reporting period for citations previously issued, is $35,389.
The table below sets forth, by mine, category of legal action and number of legal actions pending before the Federal Mine Safety and Health Review Commission as of June 30, 2024.

	Number of Legal Actions
Name of Operation	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
115 QUARRY, NC	1	0	0
ANDERSON QUARRY, SC	1	0	0
BOONE QUARRY, NC	1	0	0
CHARLESTON SHIP YARD, SC	1	0	0
FREDERICK QUARRY, MD	1	0	0
JACKSON QUARRY, GA	4	1	0
LAKESIDE QUARRY, SC	1	0	0
LEMONT QUARRY, IL	1	0	0
PACOLET QUARRY, SC	1	0	0
RICHMOND QUARRY, VA	1	0	0
SEVIERVILLE QUARRY, TN	2	0	0
SUN CITY SAND & GRAVEL, AZ	1	0	0
WILSON COUNTY QUARRY, TN	1	0	2

Exhibit 95 - Page 2

The table below sets forth, by mine, category of legal action and number of legal actions filed before the Federal Mine Safety and Health Review Commission during the three months ended June 30, 2024.

	Number of Legal Actions
Name of Operation	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
ANDERSON QUARRY, SC	1	0	0
PUDDLEDOCK SAND & GRAVEL, VA	1	0	0
The table below sets forth, by mine, category of legal action and number of legal actions resolved (disposed) by the Federal Mine Safety and Health Review Commission during the three months ended June 30, 2024.

	Number of Legal Actions
Name of Operation	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
ANDERSON QUARRY, SC	1	0	0
BOONE QUARRY, NC	1	0	0
CHARLESTON SHIP YARD, SC	1	0	0
LAKESIDE QUARRY, SC	1	0	0
LEMONT QUARRY, IL	1	0	0
PACOLET QUARRY, SC	1	0	0
Exhibit 95 - Page 3